UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): April 12, 2004

CHICAGO PIZZA & BREWERY, INC.

(Exact name of registrant as specified in its chapter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16162 Beach Boulevard Suite 100 Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 848-3747

Item 7. Exhibits

Exhibit No.	Description
99.1	Press Release dated April 12, 2004

*	This exhibit 99.1 is being furnished pursuant to Item 12, and is not deemed filed pursuant to Item 7.

Item 9. Regulation FD Disclosure

On April 12, 2004 Chicago Pizza & Brewery, Inc. issued a press release announcing first quarter 2004 revenues and comparable restaurant sales. A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 12, 2004	CHICAGO PIZZA & BREWERY, INC. (Registrant)

	By:	/s/ PAUL A. MOTENKO Paul A. Motenko Director, Co-Chief Executive Officer, Vice President and Secretary

	By:	/s/ JEREMIAH J. HENNESSY Jeremiah J. Hennessy Director, Co-Chief Executive Officer and President

	By:	/s/ LOUIS M. MUCCI Louis M. Mucci Chief Financial Officer